(d)(13)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA PARTNERS, INC.

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets)
Fund*	Adviser Class	Initial Class	Class R6	Service Class	Service 2 Class

VY® American Century Small-Mid Cap Value Portfolio Initial Term Expires May 1, 2008 Initial Term for Service 2 Class Expires May 1, 2010 Initial Term for Class R6 Expires May 1, 2017	1.52%	1.02%	1.02%	1.27%	1.42%

VY® Baron Growth Portfolio Term Expires May 1, 2017 Initial Term for Class R6 Expires May 1, 2017	1.55%	1.05%	1.05%	1.30%	1.45%

VY® Columbia Small Cap Value II Portfolio Initial Term Expires May 1, 2007 Initial Term for Service 2 Class Expires May 1, 2010 Initial Term for Class R6 Expires May 1, 2017	1.65%	1.15%	1.15%	1.40%	1.55%

Voya Global Bond Portfolio Term Expires May 1, 2014	1.10%	0.60%	N/A	0.85%	N/A

VY® Invesco Equity and Income Portfolio Term Expires May 1, 2016 Initial Term for Class R6 Expires May 1, 2017	1.15%	0.65%	0.65%	0.90%	1.05%

VY® JPMorgan Mid Cap Value Portfolio Initial Term Expires May 1, 2013	1.50%	1.00%	N/A	1.25%	1.40%

	Maximum Operating Expense Limit (as a percentage of average net assets)
Fund*	Adviser Class	Initial Class	Class R6	Service Class	Service 2 Class

VY® Oppenheimer Global Portfolio Initial Term Expires May 1, 2013 Initial Term for Class R6 Expires May 1, 2017	1.30%	0.80%	0.80%	1.05%	1.20%

VY® Pioneer High Yield Portfolio Term Expires May 1, 2011 Initial Term for Service 2 Class Expires May 1, 2011	N/A	0.71%	N/A	0.96%	1.15%

VY® Templeton Foreign Equity Portfolio Term Expires May 1, 2014 Initial Term for Class R6 Expires May 1, 2017	1.48%	0.98%	0.98%	1.23%	1.38%

VY® T. Rowe Price Diversified Mid Cap Growth Portfolio Term Expires May 1, 2018 Initial Term for Class R6 Expires May 1, 2017	1.30%	0.80%	0.80%	1.05%	1.20%

VY® T. Rowe Price Growth Equity Portfolio Initial Term Expires May 1, 2013 Initial Term for Class R6 Expires May 1, 2017	1.25%	0.75%	0.75%	1.00%	1.15%

/s/ HE
HE

Effective Date: May 1, 2016 to reflect the addition of Class R6 shares for VY® American Century Small-Mid Cap Value Portfolio, VY® Baron Growth Portfolio, VY® Columbia Small Cap Value II Portfolio, VY® Invesco Equity and Income Portfolio, VY® Oppenheimer Global Portfolio, VY® Templeton Foreign Equity Portfolio, VY® T. Rowe Price Diversified Mid Cap Growth Portfolio, and VY® T. Rowe Price Growth Equity Portfolio, and in connection with the proposed merger of VY® Fidelity® Mid Cap Portfolio into VY® T. Rowe Price Diversified Mid Cap Growth Portfolio.

*                 This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.